UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2010

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 26, 2010, 3M Company issued a press release describing the one-time charge the Company expects to take in the first quarter of 2010 as a result of the Patient Protection and Affordable Care Act signed by the President on March 23, 2010, including modifications made in the Health Care and Education Reconciliation Act of 2010 passed by Congress. The press release is attached as Exhibit 99 and incorporated herein by reference.

Under an existing Federal program, many companies including 3M receive a tax-advantaged subsidy to encourage them to provide retiree prescription drug coverage.  The tax advantage of the subsidy has been eliminated by the Patient Protection and Affordable Care Act (H.R. 3590) including modifications included in the Health Care and Education Reconciliation Act of 2010 (the “Act’) passed by Congress on March 25, 2010. Although the elimination of this tax advantage does not take effect until 2013 under the Act, 3M is required to recognize the full accounting impact in its financial statements in the period in which the Act is signed. Because future anticipated retiree health care liabilities and related tax subsidies are already reflected in 3M’s financial statements, the change in law will result in a reduction of the value of the company’s deferred tax asset related to the subsidy. This reduction in value will create a one-time non-cash charge to 3M’s earnings in the first quarter of 2010 of approximately $85 to $90 million after tax (approximately 12 cents per share). 3M’s 2010 GAAP per-share earnings expectations, as provided in 3M’s Form 8-K dated January 28, 2010, were based on tax law in effect as of that date and therefore did not include the impact of the Act. In its first-quarter 2010 earnings release, 3M will provide both 2010 GAAP earnings and earnings excluding this one-time special item.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99	Press Release dated March 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/	Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: March 26, 2010